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                                                                    EXHIBIT 23.4

              [CLUMECK, STERN, PHILLIPS & SCHENKELBERG LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS'


The Board of Directors
Pet Quarters, Inc.
Lonoke, Arkansas

We hereby consent to the use in Amendment No. 1, and all subsequent amendments to the Registration Statement of Pet Quarters, Inc. on Form S-1, of our report dated May 1, 2000 related to the financial statements of allpets.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                              /s/ CLUMECK, STERN, PHILLIPS & SCHENKELBERG
                              Clumeck, Stern, Phillips & Schenkelberg
                              Certified Public Accountants

Encino, California
May 11, 2001